Exhibit 10.3

NONEMPLOYEE DIRECTOR
NONSTATUTORY STOCK OPTION AGREEMENT
(NSO)

        THIS AGREEMENT, made this ____ day of ______________, 2____ by and between Graco Inc., a Minnesota corporation (the “Company”) and «NAME» (the “Nonemployee Director”).

        WITNESSETH THAT:

        WHEREAS, the Company pursuant to the Graco Inc. Stock Incentive Plan (the “Plan”) wishes to grant this stock option to Nonemployee Director.

        NOW THEREFORE, in consideration of the premises and of the mutual covenants herein contained, the parties agree as follows:

1.	Grant of Option

The Company grants to Nonemployee Director, the right and option (the “Option”) to purchase all or any part of an aggregate of «Shares» shares of Common Stock of the Company, par value $1.00 per share, at the price of «Price» per share on the terms and conditions set forth herein. This is a nonstatutory stock Option which does not qualify for special tax treatment under Sections 421 or 422 of the Internal Revenue Code.

2.	Duration and Exercisability

A.

This Option may not be exercised by the Nonemployee Director until the expiration of one (1) year from the date of grant, and this Option shall in all events terminate ten (10) years after the date of grant. During the first year from the date of grant of this Option, no portion of this Option may be exercised. Thereafter this Option shall become exercisable in four cumulative installments of 25% as follows:

Date	Total Portion of Option Which is Exercisable

One Year after Date of Grant	25%

Two Years after Date of Grant	50%

Three Years after Date of Grant	75%

Four Years after Date of Grant	100%

In the event that Nonemployee Director does not purchase in any one year the full number of shares of Common Stock of the Company to which he/she is entitled under this Option, he/she may, subject to the terms and conditions of Section 3 hereof, purchase such shares of Common Stock in any subsequent year during the term of this Option.

B.

During the lifetime of the Nonemployee Director, the Option shall be exercisable only by him/her and shall not be assignable or transferable by him/her otherwise than by will or the laws of descent and distribution.

C.	Under no circumstances may the Option granted by this Agreement be exercised after the term of the Option expires.

3.	Effect of Termination of Membership on the Board

A.

In the event Nonemployee Director ceases being a director of the Company for any reason other than the reasons identified in Section 3B below, the Nonemployee Director shall have the right to exercise the Option as follows:

(1)

If the Nonemployee Director was a member of the Board of Directors of the Company for five (5) or more years, the portion of the Option not yet exercisable shall become immediately exercisable upon the date the Nonemployee Director ceases being a director. The Nonemployee Director may exercise all or any portion of the Option not yet exercised for a period of three (3) years from the date the Nonemployee Director ceased being a director, provided that if the Nonemployee Director dies before the three (3) year period has expired, the Option may be exercised by the executor(s) or administrator(s) of the Nonemployee Director’s estate, or any person(s) to whom the Option was transferred by will or the applicable laws of distribution and descent, at any time during a period beginning on the day after the date of Nonemployee Director’s death and ending at 5:00 p.m. Central Time on the anniversary of death one (1) year later.

(2)

If the Nonemployee Director was a member of the Board of Directors of the Company for less than five (5) years, the Nonemployee Director may exercise the Option, to the extent the Option was exercisable at the date the Nonemployee Director ceases being a member of the Board, for a period of thirty (30) days following the date the Nonemployee Director ceased being a director, provided that, if the Nonemployee Director dies before the thirty (30) day period has expired, the Option may be exercised by the executor(s) or administrator(s) of the Nonemployee Director’s estate, or any person(s) to whom the Option was transferred by will or the applicable laws of distribution and descent, at any time during a period beginning on the day after the date of Nonemployee Director’s death and ending at 5:00 p.m. Central Time on the anniversary of death one (1) year later.

(3)

If the Nonemployee Director dies while a member of the Board of Directors of the Company, the Option, to the extent exercisable by the Nonemployee Director at the date of death, may be exercised by the executor(s) or administrator(s) of the Nonemployee Director’s estate, or any person(s) to whom the Option was transferred by will or the applicable laws of distribution and descent, at any time during a period beginning on the day after the date of Nonemployee Director’s death and ending at 5:00 p.m. Central Time on the anniversary of death one (1) year later.

(4)

In the event the Option is exercised by the executors, administrators, legatees, or distributees of the estate of the Nonemployee Director, the Company shall be under no obligation to issue stock thereunder unless and until the Company is satisfied that the person(s) exercising the Option is the duly appointed legal representative of the Nonemployee Director’s estate or the proper legatee or distributee thereof.

B.

If a Nonemployee Director ceases being a director of the Company by reason of Nonemployee Director’s gross and willful misconduct, including but not limited to, (i) fraud or intentional misrepresentation; (ii) embezzlement, misappropriation or conversion of assets or opportunities of the Company or any affiliate of the Company; (iii) breach of fiduciary duty, or (iv) any other gross or willful misconduct, as determined by the Board, in its sole and conclusive discretion, the unexercised portion of the Option granted to such Nonemployee Director shall immediately be forfeited as of the time of the misconduct. If the Board determines subsequent to the time Nonemployee Director ceases being a director of the Company for whatever reason, that Nonemployee Director engaged in conduct while a member of the Board of Directors of the Company that would constitute gross and willful misconduct, the Option shall terminate as of the time of such misconduct. Furthermore, if the Option is exercised in whole or in part and the Board thereafter determines that Nonemployee Director engaged in gross and willful misconduct while a member of the Board of Directors of the Company at any time prior to the date of such exercise, the Option shall be deemed to have terminated as of the time of the misconduct and the Company may elect to rescind the Option exercise.

4.	Manner of Exercise

A.

Nonemployee Director or other proper party may exercise the Option only by delivering within the term of the Option written notice to the Company at its principal office in Minneapolis, Minnesota, stating the number of shares as to which the Option is being exercised and, except as provided in Sections 4B(2) and 4C, accompanied by payment in full of one hundred percent (100%) of the Option price.

B.	The Nonemployee Director may, at his/her election, pay the Option price as follows:

(1)	by cash or check (bank check, certified check, or personal check),

(2)

by delivery of shares of Common Stock to the Company, which shall have been owned for at least six (6) months and have a fair market value per share on the date of surrender equal to the exercise price.

For purposes of Section 4B(2), the fair market value of the Company’s Common Stock shall be the closing price of the Common Stock on the day immediately preceding the date of exercise on the New York Stock Exchange (the “NYSE”) or on the principal national securities exchange on which such shares are traded if the shares are not then traded on the NYSE. If there is not a quotation available for such day, then the closing price on the next preceding day for which such a quotation exists shall be determinative of fair market value. If the shares are not then traded on an exchange, the fair market value shall be the average of the closing bid and asked prices of the Common Stock as reported by the National Association of Securities Dealers Automated Quotation System. If the Common Stock is not then traded on NASDAQ or on an exchange, then the fair market value shall be determined in such manner as the Company shall deem reasonable.

C.

The Nonemployee Director may, with the consent of the Company, pay the Option price by delivery to Company of a properly executed exercise notice, together with irrevocable instructions to a broker to promptly deliver to the Company from sale or loan proceeds the amount required to pay the exercise price.

5.	Change of Control

A.

Notwithstanding Section 2A hereof, the entire Option shall become immediately and fully exercisable on the day following a “Change of Control” and shall remain fully exercisable until either exercised or expiring by its terms. A “Change of Control” means:

(1)

acquisition by any individual, entity, or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act of 1934), (a “Person”), of beneficial ownership (within the meaning of Rule 13d-3 under the 1934 Act) which results in the beneficial ownership by such Person of 25% or more of either

(a)	the then outstanding shares of Common Stock of the Company (the “Outstanding Company Common Stock”) or

(b)	the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”);

provided, however, that the following acquisitions will not result in a Change of Control:

(i)	an acquisition directly from the Company,

(ii)	an acquisition by the Company,

(iii)	an acquisition by an employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company,

(iv)

an acquisition by any Person who is deemed to have beneficial ownership of the Company Common Stock or other Company voting securities owned by the Trust Under the Will of Clarissa L. Gray (“Trust Person”), provided that such acquisition does not result in the beneficial ownership by such Person of 32% or more of either the Outstanding Company Common Stock or the Outstanding Company Voting Securities, and provided further that for purposes of this Section 5, a Trust Person shall not be deemed to have beneficial ownership of the Company Common Stock or other Company voting securities owned by The Graco Foundation or any employee benefit plan of the Company, including, without limitations, the Graco Employee Retirement Plan and the Graco Employee Stock Ownership Plan,

(v)	an acquisition by the Nonemployee Director or any group that includes the Nonemployee Director, or

(vi)	an acquisition by any corporation pursuant to a transaction that complies with clauses (a), (b), and (c) of Section 5A(4); and

provided, further, that if any Person’s beneficial ownership of the Outstanding Company Common Stock or Outstanding Company Voting Securities is 25% or more as a result of a transaction described in clause (i) or (ii) above, and such Person subsequently acquires beneficial ownership of additional Outstanding Company Common Stock or Outstanding Company Voting Securities as a result of a transaction other than that described in clause (i) or (ii) above, such subsequent acquisition will be treated as an acquisition that causes such Person to own 25% or more of the Outstanding Company Common Stock or Outstanding Company Voting Securities and be deemed a Change of Control; and provided further, that in the event any acquisition or other transaction occurs which results in the beneficial ownership of 32% or more of either the Outstanding Company Common Stock or the Outstanding Company Voting Securities by any Trust Person, the Incumbent Board may by majority vote increase the threshold beneficial ownership percentage to a percentage above 32% for any Trust Person; or

(2)

Individuals who, as of the date hereof, constitute the Board of Directors of the Company (the “Incumbent Board”) cease for any reason to constitute at least a majority of said Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board will be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial membership on the Board occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

(3)

The commencement or announcement of an intention to make a tender offer or exchange offer, the consummation of which would result in the beneficial ownership by a Person of 25% or more of the Outstanding Company Common Stock or Outstanding Company Voting Securities; or

(4)

The approval by the shareholders of the Company of a reorganization, merger, consolidation, or statutory exchange of Outstanding Company Common Stock or Outstanding Company Voting Securities or sale or other disposition of all or substantially all of the assets of the Company (“Business Combination”) or, if consummation of such Business Combination is subject, at the time of such approval by stockholders, to the consent of any government or governmental agency, the obtaining of such consent (either explicitly or implicitly by consummation) excluding, however, such a Business combination pursuant to which

(a)

all or substantially all of the individuals and entities who were the beneficial owners of the Outstanding Company Common Stock or Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 80% of, respectively, the then outstanding shares of Common Stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation that as a result of such transaction owns the Company or all or substantially all of the Company’s assets, either directly or through one or more subsidiaries), in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Common Stock or Outstanding Company Voting Securities,

(b)

no Person [excluding any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination] beneficially owns, directly or indirectly, 25% or more of the then outstanding shares of Common Stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination, and

(c)

at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

(5)	approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

B.	A Change of Control shall not be deemed to have occurred with respect to a Nonemployee Director if:

(1)	the acquisition of the 25% or greater interest referred to in Section 5A(1) is by a group, acting in concert, that includes the Nonemployee Director or

(2)

if at least 25% of the then outstanding Common Stock or combined voting power of the then outstanding Company voting securities (or voting equity interests) of the surviving corporation or of any corporation (or other entity) acquiring all or substantially all of the assets of the Company shall be beneficially owned, directly or indirectly, immediately after a reorganization, merger, consolidation, statutory share exchange, disposition of assets, liquidation or dissolution referred to in Sections 5A(4) or 5A(5) by a group, acting in concert, that includes that Nonemployee Director.

6.	Adjustments and Changes in the Stock

If there shall be any change in the number or character of the Common Stock of the Company through merger, consolidation, reorganization, recapitalization, dividend in the form of stock (of whatever amount), stock split or other change in the corporate structure of the Company, and all or any portion of the Option shall then be unexercised and not yet expired, appropriate adjustments in the outstanding Option shall be made by the Company, in order to prevent dilution or enlargement of Nonemployee Director’s Option rights. Such adjustments shall include, where appropriate, changes in the number of shares of Common Stock and the price per share subject to the outstanding Option.

7.	Miscellaneous

A.	This Option is issued pursuant to the Plan and is subject to its terms. The terms of the Plan are available for inspection during business hours at the principal offices of the Company.

B.	Neither the Plan nor any action taken hereunder shall be construed as giving Nonemployee Director any right to be retained in the service of the Company.

C.

Neither Nonemployee Director, the Nonemployee Director’s legal representative, nor the executor(s) or administrator(s) of the Nonemployee Director’s estate, or any person(s) to whom the Option was transferred by will or the applicable laws of distribution and descent shall be, or have any of the rights or privileges of, a shareholder of the Company in respect of any shares of Common Stock receivable upon the exercise of this Option, in whole or in part, unless and until such shares shall have been issued upon exercise of this Option.

D.	The Company shall at all times during the term of the Option reserve and keep available such number of shares as will be sufficient to satisfy the requirements of this Agreement.

E.	This Agreement will be governed by and constructed exclusively in accordance with the laws of the State of Minnesota.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed on the day and year first above written.

GRACO INC.

By
Its Vice President, General Counsel and Secretary

<<NAME>> Nonemployee Director